UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 23, 2006

MedImmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19131 (Commission File No.)	52-1555759 (I.R.S. Employer Identification No.)

One MedImmune Way, Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (301) 398-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

At a meeting on February 23, 2006 (the “February 23 Meeting”), the Compensation and Stock Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of MedImmune, Inc. (the “Company”) took the following actions with respect to the compensation of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K):

Name and Title	Base Salary	2005 Bonus	2006 Option Grant
			(number of shares)
David M. Mott Chief Executive Officer, President and Vice Chairman of the Board	$1,050,000	$1,300,000	500,000
James F. Young President, Research and Development	$600,000	$480,000	170,000
Wayne T. Hockmeyer Founder, Chairman of the Board and President of MedImmune Ventures, Inc.	$575,000	$300,000	160,000
Edward M. Connor Executive Vice President and Chief Medical Officer	$440,000	$275,000	100,000
Lota S. Zoth Senior Vice President and Chief Financial Officer	$350,000	$175,000	65,000

The executives listed above have previously entered into Employment Agreements with the Company, which agreements are described in and attached to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2005 (the “December 9 Form 8-K”) and incorporated herein by reference, superceded, in the case of Dr. Hockmeyer, by a new agreement as disclosed in greater detail below. Each Employment Agreement provides that the executive’s base salary shall be reviewed annually by the Compensation Committee and shall be subject to increase at the option and sole discretion of the Compensation Committee.

At the February 23 Meeting, the Compensation Committee also approved an amendment to the 2003 Non-Employee Directors Stock Option Plan (the “Plan”), increasing the number of shares available for issuance under the Plan from 800,000 shares to 1,350,000 shares. The amendment to the Plan will be submitted to the Company’s stockholders for approval at the Company’s 2006 Annual Meeting of Stockholders.

At the February 23 Meeting, the Compensation Committee also approved an increase in the annual compensation payable to the Chairperson of the Audit Committee. Each chairperson of a committee of the Board receives $2,500 per year for chairing the committee, and the Chairperson of the Audit Committee now receives an additional $10,000 per year. The Compensation Committee also approved a reduction in the number of options granted to the Company’s non-employee directors such that options for 25,000 shares (formerly 30,000 shares) will be granted to each non-employee director on or about June 30 of each year of continued service on the Board. Options for 30,000 shares will continue to be granted to each non-employee director upon commencement of service on the Board.

Wayne T. Hockmeyer, Ph.D., Founder, Chairman of the Board and President of the Company’s wholly owned subsidiary, MedImmune Ventures, Inc., has been employed by the Company pursuant to an Employment Agreement as described in and attached to the December 9 Form 8-K. At the February 23 Meeting, the Compensation Committee approved a new Employment Agreement for Dr. Hockmeyer that was executed as of March 1, 2006. The terms and conditions of the new Employment Agreement are the same as those set forth in his previous Employment Agreement, except with respect to term, annual compensation and extension of the period of time for purposes of determining whether Dr. Hockmeyer is eligible for severance benefits upon termination following a change of control of the Company, as follows: (1) the new Employment Agreement continues for a period of three years from the effective date of March 1, 2006, and is automatically extended for an additional year on each anniversary of the effective date unless written notice is provided by either party at least 90 days prior to such anniversary; (2) as noted in the table above, Dr. Hockmeyer’s base salary was increased to $575,000 per year; and (3) if Dr. Hockmeyer is terminated within 36 months following a change in control of the Company, he will be entitled to receive a severance payment equal to the sum of his semi-monthly base salary and the pro-rata bonus amount multiplied by 72, discounted to the present value (Dr. Hockmeyer’s former Employment Agreement provided for such payments if he was terminated within 12 months following a change in control of the Company).

Item 1.02.	Termination of a Material Definitive Agreement.

As described in Item 1.01 above, the text of which is hereby incorporated by reference, Dr. Hockmeyer’s former Employment Agreement has been superceded by a new Employment Agreement and the former Employment Agreement is of no further force and effect.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedImmune, Inc.

Date: March 1, 2006	By:	/s/ William C. Bertrand, Jr.

William C. Bertrand, Jr.

Senior Vice President, General Counsel, Corporate
Compliance Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement entered into by and between the Company and Wayne T. Hockmeyer, Ph.D., dated as of March 1, 2006.